Exhibit 99.1
Inseego Corp. Provides Update on CFIUS Review
Additional Time Provided to Finalize Mitigation Agreement

SAN DIEGO—February 3, 2017—Inseego Corp. (successor issuer to Novatel Wireless, Inc.) (Nasdaq: INSG) (the “Company”), a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS), today announced that in connection with its proposed sale (the “Sale”) of Novatel Wireless, Inc. (“Novatel Wireless”) to T.C.L. Industries Holdings (H.K.) Limited and Jade Ocean Global Limited (“Purchasers”, and together with the Company and Novatel Wireless, the “Parties”), the Parties have voluntarily withdrawn and re-filed the Joint Voluntary Notice (“JVN”) that they had previously submitted to the Committee on Foreign Investment in the United States (“CFIUS” or the “Committee”) under the Defense Production Act of 1950 in order to provide additional time for the Parties and the Committee to finalize the terms of a definitive mitigation agreement.

The Parties and the Committee have been working cooperatively to finalize the terms of a National Security Agreement (“NSA”). However, due in part to government personnel changes resulting from the recent change of Presidential administrations, the Committee and the Parties were unable to complete and execute the NSA within the time remaining in the initial investigation period. Accordingly, with CFIUS’s consent, the Parties withdrew and re-filed the JVN, which will initiate a new period of review under the regulations. During the renewed period, the Company expects that the Parties and CFIUS will diligently and in good faith negotiate to finalize a definitive mitigation agreement.

The Company still expects the closing of the Sale to occur in the first quarter of 2017, subject to the timing and successful completion of the CFIUS process and assuming satisfaction or waiver of all other applicable conditions.

Said Sue Swenson, CEO of Inseego, “I am encouraged by the progress we have made with the Committee in this review, and we appreciate the efforts the Committee has made to diligently work with us towards a successful outcome.”

Added Vittorio Di Mauro, Business Unit Director at TCL, “We remain committed to working to reach an agreement with CFIUS and finalize this important and exciting transaction for TCL.”
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Novatel Wireless, Inc. and Feeney Wireless (FW). Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 590,000 global subscribers, including 182,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the consummation of the proposed Sale and conditions precedent to consummating the proposed Sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, there can be no assurance that a definitive mitigation agreement, or NSA, with CFIUS will be executed. The consummation of the proposed Sale is subject to a number of closing conditions, including approval by CFIUS, and the failure to satisfy any one of these conditions could result in the transaction not closing. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other subsequent filings made with the SEC by Novatel Wireless, Inc. and Inseego Corp. (available at www.sec.gov).

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Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
dhoogbruin@nvtl.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com